EXHIBIT 2.2

                          FORM OF LOCK-UP AGREEMENT


        LOCK-UP AGREEMENT (this "Agreement") dated as of the _____ day of __________, 1997, by and between VERSAR, INC., a Delaware corporation ("Parent"), and the shareholder named on the signature page hereto ("Shareholder").


                             W I T N E S S E T H:

        WHEREAS, on the date hereof Shareholder Beneficially Owns (as hereinafter defined) the shares of common stock, par value $.01 per share (the "Common Stock"), of Science Management Corporation, a Delaware corporation ("Company"), set forth below the shareholder's name on the signature page of this Agreement (the "Shares");

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has executed an Agreement to Merge (the "Merger Agreement") pursuant to which, among other things, Parent has agreed to cause the Company to be merged with a wholly-owned subsidiary of Parent to be formed by Parent, with such subsidiary to be the surviving corporation (the "Merger");

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Shareholder agree, and in order to induce Parent to enter into the Merger Agreement, Shareholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1.    Voting Rights.

              (a) Voting Agreement. Shareholder agrees to vote all of the Shares on matters as to which Shareholder is entitled to vote at a meeting of the shareholders of the Company, or by written consent without a meeting, as follows: (i) in favor of approval of the Merger and adoption of a Plan of Merger with respect to the Merger (the "Plan of Merger") and all related matters; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the approval of the Merger and the Plan of Merger by the shareholders of the Company. Shareholder agrees to

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refrain from (A) voting at any annual or special meeting of the shareholders of the Company, (B) executing any written consent in lieu of a meeting of the shareholders of the Company, (C) exercising any rights of dissent with respect to the Shares, and (D) granting any proxy or authorization to any person with respect to the voting of the Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement.

              (b) Grant of Proxy. Shareholder hereby appoints Parent, with full power of substitution (Parent and its substitutes being referred to herein as the "Proxy"), as its attorney and proxy to vote all of the Shares on the matters as to which the Shareholder is entitled to vote either (y) at a meeting of the shareholders of the Company, or (z) to which Shareholder is entitled to express consent or dissent to a corporate action in writing without a meeting, in each case, in the Proxy's absolute, sole and binding discretion. Shareholder agrees that this grant of proxy is irrevocable and coupled with an interest and agrees that the person designated as Proxy pursuant hereto may at any time name any other person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. Shareholder hereby revokes any proxy previously granted by it with respect to the Shares as to the matters specified in Section l(a) above. In discharging its powers under this Agreement, the Proxy may rely upon advice of counsel to Parent, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy.

        2. Representations and Warranties of Shareholder. Shareholder represents and warrants to Parent that the following representations and warranties are true and correct in all respects as of the date hereof, and will be so as of the date of closing (the "Closing") of the transactions contemplated by the Merger Agreement (the "Closing Date"):

              (a) Due Authorization. Shareholder has the legal capacity and the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed by Shareholder.

              (b) Enforceability. Assuming this Agreement has been duly and validly authorized, executed and delivered by Parent, this Agreement constitutes a valid and binding agreement of Shareholder, enforceable against him or her it in accordance with its terms except as enforceability may be

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limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

              (c)  The Shares.

                   (i) Except as set forth on Schedule 1 hereto, Shareholder Beneficially Owns all of the Shares set forth on the signature page hereof, which constitute all Shares Beneficially Owned by Shareholder, with no restrictions on Shareholder's voting rights or rights of disposition pertaining thereto and free and clear of any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) (any of the foregoing, a "Lien") except as set forth in the Call and Escrow Agreement dated as of July 1996, by and among the Company, Imperial Capital Worldwide Partners, L.P. and Shanley & Fisher, P.C. (the "Escrow Agreement"); and

                   (ii) There are no commitments, options, contracts or other arrangements under which Shareholder is or may become obligated to sell or otherwise dispose of the Shares, except as set forth in the Escrow Agreement.

              (d) No Conflicts. The execution and delivery of this Agreement by Shareholder, the compliance by Shareholder with all of the provisions of this Agreement and the consummation by Shareholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of Lien upon any of the Shares, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Shareholder is a party or by which Shareholder is bound or to which any properties or assets of Shareholder are subject, except as set forth in the Escrow Agreement, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any governmental authority having jurisdiction over Shareholder or any of his or her properties or assets.

              (e) Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other person or entity is required for the execution or delivery of this Agreement by Shareholder, the compliance by Shareholder with all of the provisions of this Agreement or the consummation by Shareholder of the transactions contemplated by this Agreement.

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        3.    Representations and Warranties of Parent.  Parent represents and warrants to the Company that the following representations and warranties are true and correct in all respects as of the date hereof, and will be so as of the Closing Date:

              (a) Due Authorization. Parent has the requisite corporate power and authority to enter into and perform this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of Parent and has been duly executed by a duly authorized officer of Parent.

              (b) Enforceability. Assuming this Agreement has been duly and validly authorized, executed and delivered by Shareholder, this Agreement constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

              (c) No Conflicts. The execution and delivery of this Agreement by Parent, the compliance by Parent with all of the provisions of this \ Agreement and the consummation by Parent of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent is a party or by which Parent is bound or to which any properties or assets of Parent are subject, nor will such action result in any violation of the provisions of the governing instrument of Parent, if any, or any statute or any order, rule or regulation of any governmental authority having jurisdiction over Parent or any of its properties or assets.

              (d) Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any governmental authority or other person or entity is required for the execution or delivery of this Agreement by Parent, the compliance by Parent with all of the provisions of this Agreement or the consummation by Parent of the transactions contemplated by this Agreement, except for the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

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        4.    No Transfer.  From and after the date hereof until the earlier to occur of the Closing Date or the date upon which this Agreement terminates, Shareholder shall not:

              (a) sell, exchange or otherwise dispose of or enter into any contract, agreement or other arrangement to sell, exchange or otherwise dispose of any of the Shares or any securities or other consideration received or to be received by Shareholder upon consummation of the Merger;

              (b) create or suffer to exist any Lien with respect to any of the Shares or any securities received or to be received by Shareholder in respect thereof or in exchange therefor; or

              (c) grant any options, rights, warrants or enter into any contracts, agreements or other arrangements to grant any options, rights or warrants with respect to any of the Shares or any securities received or to be received by Shareholder in respect thereof or in exchange therefor.

        5.    Termination.  This Agreement shall terminate on the Closing Date.

        6.    Miscellaneous.

              (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

              (b) Assignment; Amendment. This Agreement (i) shall not be assigned by operation-of law or otherwise without the prior written consent of the parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; and (ii) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

              (c) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New Jersey (without giving effect to the provisions thereof relating to conflicts of law).

              (d) Remedies. The parties hereto acknowledge and agree that it would be impossible to determine money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate

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remedy at law is not available and, therefore, this Agreement may be enforced by specific performance or injunctive relief. The parties hereto agree that either party may, in his, her or its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

              (e) Parties in Interest. Subject to Section 6(b) hereof, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and other personal and legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

              (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

              (g) Certain Definitions. Unless the context otherwise requires, the following terms have the following respective meanings:

                   (i) "Beneficial Owner" has the meaning set forth in Rule 13d-3 (a) and (b) of the Rules and Regulations to the Securities Exchange Act of 1934, as amended, and "Beneficially Owned" has a correlative meaning.

                   (ii) "Person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act).

              (h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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                   (i)  If to Parent to:

                        6850 Versar Center
                        Springfield, Virginia  22151
                        Telephone No.  (703) 750-3000
                        Telecopy No.  (703) 642-6825
                        Attention:     James C.  Dobbs,
                                       Vice President and General
                                       Counsel

                        with a copy to:

                        Paul, Hastings, Janofsky & Walker LLP
                        600 Peachtree Street, NE
                        Suite 2400
                        Atlanta, Georgia 30308
                        Telephone No.  (404) 815-2214
                        Telecopy No.  (404) 815-2424
                        Attention:  Wayne Shortridge

                   (ii) If to Shareholder, to the address noted on the signature page hereof.

              (i) Headings Etc. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (j) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              (k) Further Assurances. Shareholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Parent to evidence the agreements herein.

              (l) Public Announcements. Parent, on the one hand, and Shareholder, on the other hand, will consult with each other nerve issuing any press release or otherwise making any public statements' with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consideration, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          PARENT:
                                          ------
                                          VERSAR, INC., a Delaware
                                          corporation


                                          By:  ______________________________
                                               Name:
                                               Title:


                                          SHAREHOLDER:
                                          -----------

                                          Signature:  _______________________


                                          Name:  ____________________________


                                          Number of Shares:  ________________


                                          Address:  _________________________

                                                    _________________________

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                                  SCHEDULE 1

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